Exhibit 10.1

INDEMNITY AGREEMENT

This Indemnification Agreement (“Agreement”) is made as of             , 2013, by and between Genpact Limited, an exempted limited company organized under the laws of Bermuda (“Company”) and                      (“Indemnitee”).

RECITALS

WHEREAS, highly competent persons have become more reluctant to serve publicly-held corporations as directors or in other capacities unless they are provided with adequate protection through insurance and/or adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of such corporations;

WHEREAS, the Amended and Restated Memorandum of Association (the “Charter”) and Amended and Restated Bye-laws (the “Bye-laws”) of the Company provide for indemnification of the officers and directors of the Company, and Indemnitee may also be entitled to indemnification pursuant to the Companies Act 1981 (Bermuda) as amended (“BCA”);

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that, in order to attract and retain qualified individuals, the Company will attempt to maintain on an ongoing basis, at its sole expense, liability insurance to protect persons serving the Company and its subsidiaries from certain liabilities;

WHEREAS, the uncertainties relating to such insurance and to indemnification have increased the difficulty of attracting and retaining such persons;

WHEREAS, the Board has determined that the increased difficulty in attracting and retaining such persons is detrimental to the best interests of the Company and its shareholders and that the Company should act to assure such persons that there will be increased certainty of such protection in the future;

WHEREAS, it is reasonable, prudent, necessary and in the best interests of the Company contractually to obligate itself to indemnify, and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified;

WHEREAS, this Agreement is a supplement to and in furtherance of the Charter and Bye-Laws of the Company and any resolutions adopted pursuant thereto and any liability insurance, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder;

WHEREAS, Indemnitee does not regard the protection available under the Company’s Charter, Bye-Laws and insurance as adequate in the present circumstances, and may not be willing to serve as an officer or director without adequate protection, and the Company desires Indemnitee to serve in such capacity, Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Company on the condition that [he][she] be so indemnified;

NOW, THEREFORE, in consideration of the promises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

1. Services to the Company. Indemnitee will serve or continue to serve, at the will of the Company, as an officer, director or key employee of the Company for so long as Indemnitee is duly elected or appointed or until Indemnitee tenders [his][her] resignation or is otherwise removed as an officer, director or key employee; however, this Agreement shall not impose any obligation on Indemnitee or the Company to continue Indemnitee’s service to the Company beyond any period otherwise required by law or by other agreements or commitments of the parties, if any.

2. Definitions. As used in this Agreement

(a) “Change of Control” shall mean the occurrence of any of the following events, not including any events occurring prior to or in connection with the initial public offering of shares (including the occurrence of such initial public offering):

(i)	during any period of 24 consecutive months, individuals who were members of the Board at the beginning of such period (the “Incumbent Directors”) cease at any time during such period for any reason to constitute at least a majority of the Board; provided, however, that (A) any individual becoming a director subsequent to the beginning of such period whose appointment or election, or nomination for election, by the Company’s shareholders was approved by a vote of at least a majority of the Incumbent Directors shall be considered as though such individual were an Incumbent Director, but excluding, for purposes of this proviso, any such individual whose initial assumption of office occurs pursuant to an actual or threatened proxy contest with respect to election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of any “person” (as such term is used in Section 13(d) of the Exchange Act), other than the Board and (B) any individual becoming a director subsequent to the beginning of such period whose nomination for election was designated by any of the Specified Shareholders and made by the Nominating and Governance Committee of the Board (or any successor committee thereto), in each case, pursuant to the Shareholder Agreement, shall be considered as though such individual were an Incumbent Director;

(ii)

the consummation of (A) an amalgamation, consolidation, statutory share exchange, reorganization, recapitalization, tender offer or similar form of corporate transaction involving (x) the Company or (y) any of its subsidiaries, but in the case of this clause (y) only if Company Voting Securities (as defined below) are issued or issuable in connection with such transaction (each of the transactions referred to in this clause (A), being hereinafter referred to as a “Reorganization”) or (B) a sale or other disposition of all or substantially all the assets of the Company (a “Sale”), unless, immediately following such Reorganization or Sale, (1) all or substantially all the individuals and entities who were the “beneficial owners” (as such term is defined in Rule 13d-3 under the Exchange Act (or a successor rule thereto)) of the Company’s common shares or other securities eligible to vote for the election of the Board (such securities, the “Company Voting Securities”) outstanding immediately prior to the consummation of such Reorganization or Sale beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities of the corporation or other entity resulting from such Reorganization or Sale (including a corporation or other entity that, as a result of such transaction, owns the Company or all or substantially all the Company’s assets either directly or through one or more subsidiaries) (the “Continuing Entity”) in substantially the same proportions as their ownership, immediately prior to the consummation of such Reorganization or Sale, of the outstanding Company Voting Securities (excluding any outstanding voting securities of the Continuing Entity that such beneficial owners hold immediately following the consummation of such Reorganization or Sale as a result of their ownership prior to such consummation of voting securities of any corporation or other entity involved in or forming part of such Reorganization or Sale other than the Company or a subsidiary), (2) no Person (excluding any employee benefit plan (or related trust) sponsored or maintained by the Continuing Entity or any corporation or other entity controlled by the Continuing Entity) beneficially owns, directly or indirectly, securities representing a percentage of the combined voting power of the then outstanding voting securities of the Continuing Entity that is equal to or greater than (x) in the case of the Specified Shareholders, 50% (in the aggregate for all Specified Shareholders) or (y) in the case of any Person other than any Specified Shareholder, 25%, and (3) at least a majority of the members of the board of directors or other governing body of the Continuing Entity were Incumbent Directors at the time of the execution of the definitive agreement providing for such Reorganization or Sale or, in the absence of such an agreement, at the time at which approval of the board of directors was obtained for such Reorganization or Sale;

(iii)	the shareholders of the Company approve a voluntary plan of liquidation, winding up or dissolution of the Company, unless such liquidation, winding up or dissolution is part of a transaction or series of transactions described in paragraph (ii) above that does not otherwise constitute a Change of Control; or

(iv)	any Person, corporation or other entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) becomes the beneficial owner, directly or indirectly, of securities of the Company representing a percentage of the combined voting power of the Company Voting Securities that is equal to or greater than (x) in the case of the Specified Shareholders (or any group including any Specified Shareholder), 50% (in the aggregate for all Specified Shareholders and all such groups) or (y) in the case of any Person other than any Specified Shareholder (or any group not including any Specified Shareholder), 25%; provided, however, that for purposes of this subparagraph (iv) (and not for purposes of subparagraphs (i) through (iii) above), the following acquisitions shall not constitute a Change of Control: (A) any acquisition by the Company or any subsidiary, (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary, (C) any acquisition by an underwriter temporarily holding such Company Voting Securities pursuant to an offering of such securities, (D) any acquisition pursuant to a Reorganization or Sale that does not constitute a Change of Control for purposes of subparagraph (ii) above or (E) any acquisition directly from the Company.

(b) “Company” means Genpact Limited and its successors, and shall include, in the case of any merger, amalgamation or consolidation, in addition to the resulting corporation and surviving corporation, any constituent corporation (including any constituent of a constituent) absorbed in such consolidation, amalgamation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees, trustees, fiduciaries or agents, so that if Indemnitee is or was a director, officer, employee, trustee, fiduciary or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, trustee, fiduciary or agent of another corporation, partnership, joint venture, trust, employee benefit program or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

(c) “Corporate Status” describes the status of a person who is or was a director, officer, employee, agent, trustee or fiduciary of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the request of the Company.

(d) “Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

(e) “Enterprise” means the Company and any other company, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving at the request of the Company as a director, officer, employee, agent, trustee or fiduciary.

(f) “Expenses” means all retainers, court costs, transcript costs, fees of experts, witness fees, private investigators, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, fax transmission charges, secretarial services, delivery service fees, reasonable attorneys’ fees, and all other disbursements or expenses of the types customarily and properly incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding or in connection with seeking indemnification under this Agreement. Expenses also shall include Expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

(g) “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of relevant corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(h) “Losses” means all loss, liability, judgments, damages, amounts paid in settlement, fines, penalties, interest, assessments, other charges or, with respect to an employee benefit plan, excise taxes or penalties assessed with respect thereto.

(i) References to “other enterprise” shall include employee benefit plans; references to “fines” shall include any excise tax assessed with respect to any employee benefit plan; references to “serving at the request of the Company” shall include any service as a director, officer, employee, trustee, fiduciary or agent of the Company which imposes duties on, or involves services by, such director, officer, employee, trustee, fiduciary or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner [he][she] reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner not opposed to the best interests of the Company and not in “bad faith” as referred to under applicable law.

(j) “Person” means an individual, entity, partnership, limited liability company, corporation, association, joint stock company, trust, joint venture, unincorporated organization, and a governmental entity or any department agency or political subdivision thereof.

(k) The term “Proceeding” shall include any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, including any and all appeals, whether brought in the right of the Company or otherwise and whether of a civil, criminal, administrative or investigative nature and whether formal or informal, in which Indemnitee was, is or will be involved as a party or otherwise by reason of or relating to the fact that Indemnitee is or was a director, officer, employee, agent, trustee or fiduciary of the Company, by reason of or relating to any action taken by [him][her] or of any action on [his][her] part while acting as director, officer, employee, agent, trustee or fiduciary of the Company, or by reason of the fact that [he][she] is or was serving at the request of the Company as a director, officer, employee, agent, trustee or fiduciary of another Enterprise, in each case whether or not serving in such capacity at the time any Loss or Expense is incurred for which indemnification, reimbursement, or advancement of Expenses can be provided under this Agreement, including one initiated by an Indemnitee to enforce [his][her] rights under this Agreement.

(l) “Shareholder Agreement” means the Amended and Restated Shareholder Agreement, dated as of October 25, 2012, by and among Genpact Limited, Glory Investments A Limited, Glory Investments B Limited, Glory Investments IV Limited, Glory Investments IV-B Limited, RGIP, LLC and Twickenham Investment Private Limited, as such agreement may be further amended and restated, amended, supplemented or otherwise modified from time to time.

(m) “Specified Shareholder” means Bain Capital Investors, LLC or any entity that directly or indirectly, through one or more intermediaries, is controlled by Bain Capital Investors, LLC. As used in this Agreement, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through ownership of voting securities or other interests, by contract or otherwise. Neither the Company nor any of its Subsidiaries shall be deemed to be a “Specified Shareholder” for any reason under this Agreement.

(n) For purposes of Sections 3 and 4, the meaning of the phrase “to the fullest extent permitted by law” shall include, but not be limited to:

A.	to the fullest extent permitted by the BCA, and

B.	to the fullest extent authorized or permitted by any amendments to or replacements of the BCA adopted after the date of this Agreement that increase the extent to which a corporation may indemnify its officers, directors, employees, agents, trustees, fiduciaries and other persons acting or serving at the Company’s request.

3. Indemnity in Third-Party Proceedings. The Company shall indemnify Indemnitee in accordance with the provisions of this Section 3 if Indemnitee was or is, or was or is threatened to be made, a party to or a witness or participant in any Proceeding, other than a Proceeding by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 3, Indemnitee shall be indemnified against all Expenses and Losses to the fullest extent permitted by law.

4. Indemnity in Proceedings by or in the Right of the Company. The Company shall indemnify Indemnitee in accordance with the provisions of this Section 4 if Indemnitee was or is, or was or is threatened to be made, a party to or a participant in any Proceeding by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 4, Indemnitee shall be indemnified against all Expenses and Losses actually and reasonably incurred or suffered by [him][her] or on [his][her] behalf in connection with such Proceeding or any claim, issue or matter therein to the fullest extent permitted by law. No indemnification for Expenses or Losses shall be made under this Section 4 in respect of any claim, issue or matter as to which Indemnitee shall have been finally adjudged by a court to be liable to the Company, unless and only to the extent that a court of appropriate jurisdiction shall determine upon application that, despite the adjudication of liability but in view of all the relevant circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification, but any such indemnification shall be limited to Expenses.

5. Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provisions of this Agreement, to the extent that Indemnitee was or is a party to (or a participant in) and is successful, on the merits or otherwise, in defense of any Proceeding or in defense of any claim, issue or matter therein, in whole or in part, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by [him][her] in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by [him][her] or on [his][her] behalf in connection with each successfully resolved claim, issue or matter and any claim, issue or matter related to any claim, issue, or matter on which Indemnitee was successful. For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

6. Indemnification For Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of [his][her] Corporate Status, a witness in any Proceeding to which Indemnitee is not a party, [he][she] shall be indemnified against all Expenses actually and reasonably incurred by [him][her] or on [his][her] behalf in connection therewith.

7. Exclusions. Notwithstanding any provision in this Agreement to the contrary, the Company shall not be obligated under this Agreement to make any indemnity in connection with any claim made against Indemnitee:

(a) for which payment has actually been made to or on behalf of Indemnitee under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount paid under any insurance policy or other indemnity provision; or

(b) for an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of state statutory law or common law; or

(c) in connection with any Proceeding (or any part of any Proceeding) initiated or brought voluntarily by Indemnitee prior to a Change of Control against the Company or its directors, officers, employees or other indemnitees, unless (i) the Board of the Company authorized the Proceeding (or any part of any Proceeding) prior to its initiation, or (ii) the Company provides indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law.

8. Advances of Expenses. Notwithstanding any provision of this Agreement to the contrary, the Company shall advance the Expenses reasonably incurred by Indemnitee in connection with any Proceeding for which indemnification is or may be available pursuant to this Agreement within 20 days after the receipt by the Company of a statement or statements requesting such advances from time to time, whether prior to or after final disposition of any Proceeding. Advances shall be unsecured and interest free. Advances shall be made to the fullest extent permitted by applicable law and without requiring a preliminary determination of Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement, including any determination under Section 11 hereof. Advances shall include any and all Expenses incurred pursuing an action to enforce this right of advancement, including Expenses incurred preparing and forwarding statements to the Company to support the advances claimed. Indemnitee shall qualify for advances solely upon the execution and delivery to the Company of (a) a written affirmation by Indemnitee of Indemnitee’s good faith belief that the standard of conduct necessary for indemnification by the Company as authorized by law and by this Agreement has been met and (b) a written undertaking by or on behalf of Indemnitee to repay any Expenses advanced if it shall ultimately be determined that such standard of conduct has not been met.

9. Selection of Counsel. In the event the Company is obligated under Section 8 hereof to pay, and pays the Expenses of any Proceeding against Indemnitee, the Company, if appropriate, shall be entitled to assume the defense of such Proceeding, with counsel approved by Indemnitee, which approval shall not be unreasonably withheld, upon the delivery to Indemnitee of written notice of its election so to do. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same Proceeding, provided that (i) Indemnitee shall have the right to employ [his][her] counsel in any such Proceeding at Indemnitee’s expense; and (ii) if (A) the employment of counsel by Indemnitee has been previously authorized by the Company, (B) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense or (C) the Company shall not, in fact, have employed counsel approved by Indemnitee to assume the defense of such Proceeding, then the fees and expenses of Indemnitee’s counsel shall be at the expense of the Company.

10. Procedure for Notification and Defense of Claim.

(a) Indemnitee shall, as a condition precedent to [his][her] right to be indemnified under this Agreement, give the Company notice in writing as soon as practicable of any claim made against Indemnitee for which indemnification will or could be sought under this Agreement; provided, however, that a delay in giving such notice shall not deprive Indemnitee of any right to be indemnified under this Agreement unless, and then only to the extent that, such delay is materially prejudicial to the defense of such claim. The omission to notify the Company will not relieve the Company from any liability for indemnification which it may have to Indemnitee otherwise under this Agreement. The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that Indemnitee has requested indemnification.

(b) The Company will be entitled to participate in any Proceeding at its own expense.

11. Procedure Upon Application for Indemnification.

(a) Following written request by Indemnitee for indemnification pursuant to the first sentence of Section 10(a), a determination, if required by applicable law, with respect to Indemnitee’s entitlement thereto shall be made in the specific case: (i) if a Change of Control shall have occurred, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee; or (ii) if a Change of Control shall not have occurred, (A) by the Board by a majority vote of a quorum consisting of Disinterested Directors, (B) if such a quorum cannot be obtained then by a majority vote of a committee of the Board consisting solely of Disinterested Directors designated by a majority vote of the Board in which directors who are parties to the Proceeding in respect of which indemnification is sought may participate, (C) if a quorum of the Board consisting of Disinterested Directors is not obtainable, and if a majority vote of a committee of the Board consisting solely of Disinterested Directors is not obtainable, or, even if obtainable such quorum of Disinterested Directors, or such committee, by a majority vote so directs, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee or (D) if so directed by a majority of the members of the Board, by the shareholders of the Company; and, if it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after such determination. Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

(b) In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 11(a) hereof, the Independent Counsel shall be selected as provided in this Section 11(b). If a Change of Control shall not have occurred, the Independent Counsel shall be selected by the Board or a committee of the Board consisting solely of Disinterested Directors, by the vote required by applicable law for the selection of Independent Counsel, and the Company shall give written notice to Indemnitee advising [him][her] of the identity of the Independent Counsel so selected. If a Change of Control shall have occurred, the Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board, in which event the preceding sentence shall apply), subject to approval by the Board, or a committee thereof consisting solely of Disinterested Directors, by the vote required by applicable law for the selection of Independent Counsel, and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. Any such approval by the Board or a committee thereof consisting solely of Disinterested Directors, will not be unreasonably withheld and by such approval the Board or committee shall be deemed to have joined in such selection. In either event, Indemnitee or the Company, as the case may be, may, within ten (10) days after such written notice of selection shall have been given, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 2 of this Agreement, and the objection shall set forth with particularity the factual basis for such assertion. Absent a proper and timely objection, the person so selected (and, if a Change of Control shall have occurred, approved by the Board or a committee thereof consisting solely of Disinterested Directors) shall act as Independent Counsel. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If, within twenty (20) days after submission by Indemnitee of a written request for indemnification pursuant to Section 10(a) hereof, no Independent Counsel shall have been selected (and, if a Change of Control shall have occurred, approved by the Board or a committee thereof consisting solely of Disinterested Directors) and not objected to, either the Company or Indemnitee may petition a court of competent jurisdiction for resolution of any failure by the Board or a committee thereof to approve Indemnitee’s selection of Independent Counsel after a Change of Control shall have occurred, or any objection which shall have been made by the Company or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom all failures to approve and objections are so resolved or the person so appointed shall act as Independent Counsel under Section 11(a) hereof. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 13(a) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

12. Presumptions and Effect of Certain Proceedings.

(a) In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement and the Company shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption. Neither the failure of the Company (including by its directors or independent legal counsel) to have made a determination prior to the commencement of any action pursuant to this

Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including by its directors or independent legal counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

(b) If the person, persons or entity empowered or selected under Section 11 of this Agreement to determine whether Indemnitee is entitled to indemnification shall not have made a determination within sixty (60) days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification or (ii) a prohibition of such indemnification under applicable law; provided, however, that such 60-day period may be extended for a reasonable time, not to exceed an additional thirty (30) days or, if later, 30 days following final disposition (including termination) of the applicable Proceeding, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto; and provided, further, that the foregoing provisions of this Section 12(b) shall not apply if the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 11(a) of this Agreement.

(c) Termination. The termination of any proceeding by judgment, order or settlement does not create a presumption that Indemnitee did not meet the requisite standard of conduct required under applicable law for indemnification.

(d) Actions of Others. The knowledge and/or actions, or failure to act, of any director, officer, agent, trustee, fiduciary or employee of the Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

13. Remedies of Indemnitee.

(a) In the event that (i) a determination is made pursuant to Section 11 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 8 of this Agreement, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 11(a) of this Agreement within sixty (60) days after proper receipt by the Company of the request for indemnification (or such later period as provided under Section 12(b)), or (iv) payment of indemnification is not made pursuant to Section 3, 4, 5, 6 or the last sentence of Section 11(a) of this Agreement within ten (10) days after receipt by the Company of a written request therefor, or, if a determination is required by law, within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification, Indemnitee shall be entitled to an adjudication (or, in the case of clause (i), to seek an adjudication) in an appropriate court of the State of New York or in any other court of competent jurisdiction of [his][her] entitlement to such indemnification or advancement of Expenses; provided, that nothing contained in this Section 13 shall be deemed to limit Indemnitee’s rights under Section 12(b). Alternatively, Indemnitee, at [his][her] option, may seek an award in binding arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. The Company shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.

(b) In the event that a determination shall have been made pursuant to Section 11(a) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 13 shall be conducted in all respects as a de novo trial or arbitration on the merits, and Indemnitee shall not be prejudiced by reason of that adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Section 13 the Company shall have the burden of proving Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.

(c) If a determination shall have been made pursuant to Section 11(a) of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 13, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification or (ii) a prohibition of such indemnification under applicable law.

(d) The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 13 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement. The Company shall indemnify Indemnitee against any and all Expenses, and if requested by Indemnitee, shall (within twenty (20) days after receipt by the Company of a written request therefore) advance such expenses to Indemnitee, which are incurred by Indemnitee in connection with any action brought by Indemnitee for indemnification or advance of Expenses from the Company under this Agreement, under the Company’s Charter and Bye-Laws as in effect from time to time or under any directors’ and officers’ liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement of Expenses or insurance recovery, as the case may be.

14. Non-exclusivity; Survival of Rights; Insurance; Subrogation.

(a) The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Charter, Bye-Laws, any agreement, a vote of shareholders or a resolution of directors, or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereto shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in [his][her] Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in Bermuda law, whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently under the Charter, Bye-Laws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

(b) The Company shall, from time to time, make the good faith determination whether or not it is practicable for the Company to obtain and maintain a policy or policies of insurance with reputable insurance companies providing the directors, officers, employees, trustees, fiduciaries and agents of the Company with coverage for losses from wrongful acts, or to ensure the Company’s performance of its indemnification obligations under this Agreement. Among other considerations, the Company will weigh the costs of obtaining such insurance coverage against the protection afforded by such coverage. To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, employees, trustees, fiduciaries and agents of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person serves at the request of the Company, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, employee, trustee, fiduciary or agent under such policy or policies. If, at the time of the receipt of a notice of a claim pursuant to the terms hereof, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

(c) In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee against other persons or entities, and Indemnitee shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

(d) The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable (or for which advancement is provided hereunder) hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

(e) The Company’s obligation to indemnify or advance Expenses hereunder to Indemnitee who is or was serving at the request of the Company as a director, officer,

employee, trustee, fiduciary or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be reduced by any amount Indemnitee has actually received as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

15. Settlement.

(a) The Company shall have no obligation to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding by Indemnitee effected without the Company’s prior written consent.

(b) The Company shall not, without the prior written consent of Indemnitee, consent to the entry of any judgment against Indemnitee or enter into any settlement or compromise which (i) includes an admission of fault of Indemnitee, any non-monetary remedy affecting or obligation of Indemnitee, or monetary Loss for which Indemnitee is not indemnified hereunder or (ii) with respect to any Proceeding with respect to which Indemnitee may be or is made a party, witness or participant or may be or is otherwise entitled to seek indemnification hereunder, does not include, as an unconditional term thereof, the full release of Indemnitee from all liability in respect of such Proceeding, which release shall be in form and substance reasonably satisfactory to Indemnitee.

(c) Neither the Company nor Indemnitee shall unreasonably withhold its consent to any proposed settlement.

16. Duration of Agreement. This Agreement shall continue until and terminate upon the later of (a) ten (10) years after the date that Indemnitee shall have ceased to serve as a director or officer of the Company or as a director, officer, employee, trustee, fiduciary or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which Indemnitee served at the request of the Company or (b) one (1) year after the final termination of any Proceeding, including any and all appeals, then pending in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any proceeding commenced by Indemnitee pursuant to Section 13 of this Agreement relating thereto.

17. Successors and Assigns. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of Indemnitee and [his][her] heirs, executors and administrators.

18. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

19. Enforcement.

(a) The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as a director or officer of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as a director or officer of the Company.

(b) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof.

20. Effectiveness of Agreement. This Agreement shall be effective as of the date set forth on the first page and may apply to acts or omissions of Indemnitee which occurred prior to such date if Indemnitee was an officer, director, employee, trustee, fiduciary or other agent of the Company, or was serving at the request of the Company as a director, officer, employee, trustee, fiduciary or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, at the time such act or omission occurred.

21. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the parties thereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement nor shall any waiver constitute a continuing waiver.

22. Notice by Indemnitee. Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses covered hereunder. The failure of Indemnitee to so notify the Company shall not relieve the Company of any obligation which it may have to Indemnitee under this Agreement or otherwise.

23. Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (a) if delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, or (b) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

(a) If to Indemnitee, at the address indicated on the signature page of this Agreement, or such other address as Indemnitee shall provide to the Company.

(b) If to the Company to

Genpact Limited

c/o Genpact LLC

105 Madison Avenue, 2nd Floor

New York, NY 10016

Attention: General Counsel

With a copy to:

Genpact Limited

Canon’s Court

22 Victoria Street

Hamilton HM 12

Bermuda

Attention: The Secretary

or to any other address as may have been furnished to Indemnitee by the Company.

24. Contribution. To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for Losses and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (ii) the relative fault of the Company (and its directors, officers, employees, trustees, fiduciaries and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

25. Applicable Law and Consent to Jurisdiction. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.

26. Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

27. Miscellaneous. Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof. The term including shall mean including without limitation.

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the day and year first above written.

GENPACT LIMITED	INDEMNITEE

By:	By:
Name:	Name:
Address: